EXHIBIT 99.1

CONTACT:	Marilyn Windsor
(702) 304-7149

FOR IMMEDIATE RELEASE
July 27, 2006

SUNTERRA CORPORATION ANNOUNCES ELECTION OF JOHN D. ZIEGELMAN TO BOARD; ALSO ANNOUNCES INITIAL ACTIONS RELATED TO RESULTS OF INDEPENDENT INVESTIGATION

LAS VEGAS, July 27, 2006 - Sunterra Corporation (Pink Sheets: SNRR) today announced the addition of a new member to the Company’s Board of Directors, certain management changes and an update on a number of matters, including the status of the independent investigation being conducted by the Company’s Audit and Compliance Committee and the Company’s planned restatement of certain of its financial statements.

Addition of New Board Member

On July 25, 2006, the Board increased its size from six members to seven, and elected John D. Ziegelman to serve as a director of the Company.  Mr. Ziegelman is the founder and Chief Investment Officer of CD Capital Management LLC.   CD Capital Management LLC and its affiliates and joint Schedule 13D reporting persons, including Mr. Ziegelman, beneficially own approximately 1,344,772 shares of the Company’s common stock, which represents approximately 6.8% of the outstanding shares.

Management Changes

As previously announced, the Committee has been undertaking an investigation into certain allegations, including accounting improprieties, made by an individual formerly employed by the Company’s Spanish operations.

The Board, acting upon the recommendation of the Committee as a result of its investigation, terminated Nicholas Benson, the Company’s President and Chief Executive Officer, for cause on July 25, 2006.  Mr. Benson had been previously directed by the Board to take paid administrative leave, to which he agreed, pending the results of the investigation. Mr. Benson continues to serve as a director of the Company, however, the Board has asked him to resign his directorship. As previously announced, Steven West resigned as Chief Financial Officer effective June 22, 2006, and resigned from all positions at the Company effective June 30, 2006.

“The Board of Directors believes that the actions announced today are about accountability for our financial reporting and are in the best interests of the Company and all of its shareholders, including our investors, customers and employees,” said James Dickerson, Chair of the Audit and Compliance Committee of the Board of Directors of Sunterra. “These actions represent an important step in the process of restoring confidence in the Company’s leadership and financial reporting.”

Status of Restatement and Revisions to Financial Results; Independent Investigation

As previously disclosed, the Company announced its intention to restate its financial results for the fiscal years ended December 31, 2002 through September 30, 2005 (and related interim periods), and for the fiscal quarter ended December 31, 2005, as a result of its determination that the Company underpaid taxes in Spain on wages paid to certain employees for its Spanish businesses. As previously announced, the Company stated that its consolidated financial statements covering such periods (as well as any related financial information or related auditor's reports), which are included in its filings with the U.S. Securities and Exchange Commission, should no longer be relied upon.

As previously disclosed, the focus of the investigation centered primarily on the Company’s European operations. The Committee retained the law firm of WilmerHale to advise it in connection with its investigation, and WilmerHale retained forensic accountants, PricewaterhouseCoopers, to review certain practices related to the allegations. In light of the allegations, management has also been evaluating certain practices relating to the payment of taxes and their potential impact on the Company’s financial statements and potential additional tax obligations. Management is also reviewing the accrual and release of certain reserves in its European operations during the periods contemplated by the restatements, which may result in certain timing differences and results for the restated periods. Management’s analysis will be reconciled with the Committee’s work and then reviewed with Grant Thornton, and the Company will provide further information as soon as practicable.

The Company’s management believes the issues which have led to the necessity to restate its financial statements are limited to the Company’s European operations based on operational and financial management and the strength of the internal control environment in the U.S. The Company continues to work diligently to engage independent accountants, and to work with its former accounting firm, Grant Thornton LLP, in performing the restatements of its historical financial statements, and intends to complete this effort as expeditiously as possible.  The Company plans to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as soon as practicable.

The Company intends to promptly demand reimbursement from Messrs. Benson and West of all bonus or other incentive-based or equity-based compensation received by them from the Company since 2002 as a result of the restatement.

The Committee has completed the fact-finding portion of its investigation. The Committee will consider appropriate remedial measures and will recommend to the Board, as appropriate, improvements to processes and procedures as soon as practicable.

Process to Engage Investment Banking Firm

The Company continues to be in the process of engaging an investment banking firm for the purpose of assessing strategic alternatives for Sunterra, including a potential sale of the company (with the North American and European operations together or separately). The Company expects to finalize the engagement soon.

About Sunterra
Sunterra is one of the world's largest vacation ownership companies with more than 318,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the company, can be found at www.sunterra.com.

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Forward-Looking Statements; Risks and Uncertainties
Statements contained in this document that disclose the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operations, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel and any remedial actions recommended by the Committee, the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company’s former accounting firm; (4) the effects of the delisting of the Company’s common stock from The Nasdaq National Market and removal of the Company’s warrants from the OTC Bulletin Board and the quotation of the Company’s common stock and warrants in the “Pink Sheets,” including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company’s financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes, could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; (9) personnel changes may adversely affect the Company’s business; (10) expectations as to the timing of engaging an investment banker; and (11) additional risks and uncertainties and important factors described in the Company’s other press releases and in the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.